Exhibit 4.5

EXOPACK HOLDING CORP.

AND EACH OF THE

GUARANTORS PARTY

HERETO

11  1/4% SENIOR NOTES DUE

2014

FIRST SUPPLEMENTAL

INDENTURE

Dated as of August 6, 2007

TO INDENTURE

Dated as of January 31, 2006

THE BANK OF NEW YORK

Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of August 6, 2007, to the Indenture (defined below) among Exopack Holding Corp., a Delaware corporation (the “Company”), Exopack Advanced Coatings, LLC, a Delaware limited liability company (“Exopack Advanced”), Intelicoat Technologies Image Products Matthews, LLC, a Delaware limited liability company (“Intelicoat”) and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

WHEREAS, the Company and each of the Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture, dated as of January 31, 2006 (the “Base Indenture”), providing for the issuance of the 11  1/4% Senior Notes due 2014;

WHEREAS, the Company has acquired two Domestic Subsidiaries, Exopack Advanced and Intelicoat, since the date of the Base Indenture.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

ARTICLE TWO

ADDITIONAL NOTE GUARANTEES

Section 2.01 Pursuant to Section 4.17 of the Base Indenture, both Exopack Advanced and Intelicoat are hereby designated Guarantors under the Base Indenture. Upon execution of the Note Guarantee, in the form attached as Exhibit A hereto, both Exopack Advanced and Intelicoat are bound by the obligations set forth in Article 10 of the Base Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered as of the day and year first above written.

Exopack Holding Corp.

By:	/s/ Jack Knott
Name:	Jack Knott
Title:	President, CEO and Secretary

Exopack Advanced Coatings, LLC

By:	/s/ Jack Knott
Name:	Jack Knott
Title:	CEO, President and Secretary

Intelicoat Technologies Image Products Matthews, LLC

By:	/s/ Jack Knott
Name:	Jack Knott
Title:	CEO, President and Secretary

The Bank of New York

By:	/s/ Robert A. Massimillo
Name:	Robert A. Massimillo
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of January 31, 2006 (the “Indenture”), among Exopack Holding Corp. (the “Company”), the Guarantors party thereto and The Bank of New York, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

Exopack Advanced Coatings, LLC

By:
Name:
Title:

Intelicoat Technologies Image Products Matthews, LLC

By:
Name:
Title:

A-1